UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On June 25, 2018, Frontier Communications Corporation (“Frontier”) announced that it is seeking to borrow an incremental $240 million in its senior secured term loan B facility, subject to market and customary conditions. Frontier intends to use the proceeds of the incremental term loan B to repay borrowings under its credit agreements with CoBank ACB. Frontier also has launched technical amendments to its credit agreements with JPMorgan Chase Bank, N.A., and CoBank ACB, respectively, to, among other things, replace certain operating subsidiary pledges with pledges of direct subsidiaries of Frontier and to strengthen the lenders’ security package.

Frontier will make available to lenders under the credit agreements a presentation discussing Frontier, the proposed amendments and the incremental term loan B. In connection therewith, Frontier also reaffirmed its full year 2018 guidance. A copy of that presentation is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in the lender presentation should be read in conjunction with the Company’s other filings with the SEC, including its Annual Report on Form 10-K filed on March 1, 2018, and its most recent Quarterly Report on Form 10-Q, filed on May 4, 2018. For a reconciliation of certain Non-GAAP measures included in the lender presentation to the most comparable GAAP measures, see the Company’s earnings release furnished with the Current Report on Form 8-K filed on May 1, 2018.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Lender Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: June 25, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary